                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K



                                CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                                MARCH 10, 1995
                         -----------------------------



                            BAYOU STEEL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



        Delaware                  33-22603                 72-1125783
 -----------------------  ----------------------  ---------------------------
(State or other                (Commission        (I.R.S. Employer
Jurisdiction                   File Number)        Identification No.)
of Incorporation)


             River Road, P.O. Box 5000, LaPlace, Louisiana  70069
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                   (Address of principal executive offices)
                                  (Zip Code)



                                (504)  652-4900
            ------------------------------------------------------
             (Registrant's telephone number, including area code)



                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)
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Item 5.  OTHER EVENTS
         ------------

Bayou Steel Corporation (the "Company") has entered into a Commitment Letter with Chemical Bank pursuant to which the Company's revolving credit facility would be increased from $30 million to $45 million and the Company would incur an additional $10 million of term debt. The Company intends to use a portion of the proceeds of these facilities to finance its proposed acquisition of the assets of Tennessee Valley Steel Corporation for $30.5 million. The Company expects that initially following closing of the acquisition, a substantial portion of the borrowing capacity under the facilities will remain unutilized. The Company plans to obtain additional financing for the acquisition through the equity markets.
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                                 SIGNATURE
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BAYOU STEEL CORPORATION
- -----------------------
  (Registrant)



By /s/ Richard J. Gonzalez
   -------------------------------------
   Richard J. Gonzalez,
   Vice President, Treasurer, Chief
   Financial Officer, and Secretary


Date:  March 10, 1995